UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2012

4Licensing Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-7843 (Commission File Number)	13-2691380 (IRS Employer Identification No.)

53 West 23rd Street, New York, New York  10010
(Address of principal executive offices, including zip code)

(212) 758-7666

(Registrant’s telephone number, including area code)

4Kids Entertainment, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Amended Joint Plan of Reorganization of 4Kids Entertainment, Inc. (“4Kids”) and its domestic wholly owned subsidiaries (collectively, the “Debtors”), which became effective on December 21, 2012, on December 21, 2012, 4Kids changed its state of incorporation from the State of New York to the State of Delaware (the “Reincorporation”) by the merger of 4Kids with and into 4Licensing Corporation (“4Licensing”), a newly formed Delaware corporation and a wholly owned subsidiary of 4Kids, with 4Licensing as the surviving corporation. As referred to herein, the “Company” means 4Kids prior to the Reincorporation and 4Licensing upon and following the Reincorporation. The Reincorporation was accomplished by filing (i) the Certificate of Incorporation of 4Licensing with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”) on December 19, 2012, (ii) the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the “DE Certificate of Merger”) on December 21, 2012 and (iii) the Certificate of Merger with the Department of State of the State of New York (the “NY Certificate of Merger”) on December 21, 2012. Upon the effective time of the Reincorporation, the Company’s name became “4Licensing Corporation” and the Certificate of Incorporation and By-Laws of 4Licensing as in effect immediately prior to the effective time of the Reincorporation became the certificate of incorporation and bylaws of the Company. The trading symbol for the Company’s common stock will change as a result of the name change.

As of the effective time of the Reincorporation, the rights of the Company’s stockholders began to be governed by Delaware law and the newly adopted Certificate of Incorporation and By-Laws of 4Licensing.

By virtue of the Reincorporation and without any action of the stockholders of 4Kids, each then outstanding share of common stock of 4Kids shall be converted into and shall automatically become one share of common stock of 4Licensing held by the person who was the holder of such share of common stock of 4Kids immediately prior to the Reincorporation; provided, that, each holder of a stock certificate formerly representing shares of common stock of 4Kids shall not be entitled to any rights associated with the shares of stock represented thereby unless and until such holder surrenders such certificate to 4Licensing (or its transfer agent) for exchange for a certificate representing the shares of 4Licensing into which such shares were converted.  Until so surrendered, each stock certificate formerly representing shares of 4Kids shall be deemed at any time after the effective time of the Reincorporation to represent only the right to receive, upon surrender, the number of shares of common stock of 4Licensing into which the shares formerly represented by such certificate were converted.

In order to reduce the risk that any change in the ownership of 4Licensing would jeopardize the preservation of the Company’s net operating loss carryovers and other tax benefits, 4Licensing’s Certificate of Incorporation restricts certain transfers of equity securities of 4Licensing (referred to as “Corporation Securities”). Corporation Securities include, among other things, shares of common stock of 4Licensing and warrants, rights or options to purchase common stock of 4Licensing. Generally, these restrictions prohibit any direct or indirect transfer of Corporation Securities if the effect of the transfer would be to (i) increase the direct or indirect percentage stock ownership (as defined in 4Licensing’s Certificate of Incorporation) by any person or group of persons (other than a public group) from less than 5% to 5% or more, or (ii) increase the direct or indirect percentage stock ownership of a person or group of persons (other than a public group) having or deemed to have a percentage stock ownership of 5% or more.

Generally, these restrictions are imposed only with respect to the number of shares of Corporation Securities purportedly transferred in excess of the threshold. These transfer restrictions will not apply, however, if (i) such transfer is authorized by 4Licensing’s board of directors prior to the consummation of the transfer; or (ii) such restrictions are waived by 4Licensing’s board of directors (a) in the event of a tender or exchange offer to acquire stock constituting more than 50% in value of the outstanding common stock of 4Licensing, so long as such waiver shall apply to all transfers pursuant to such tender or exchange offer; (b) in connection with any transfers of stock in connection with underwritten offerings of such stock; (c) in connection with any investment in or acquisition of a business or any business combination involving 4Licensing or any subsidiary of 4Licensing; and (d) in any other instance in which 4Licensing’s board of directors reasonably and in good faith determines that a waiver would be in the best interests of 4Licensing and its stockholders.

4Licensing’s board of directors may, in its sole discretion, impose any conditions that it deems reasonable and appropriate in connection with authorizing any proposed transfer restricted by 4Licensing’s Certificate of Incorporation and may require representations, agreements, or opinions of counsel from the party who requests such authorization. Any person who makes such request will be required to reimburse 4Licensing for all costs and expenses incurred in determining whether to authorize the proposed transfer. Any attempted transfer that would violate these restrictions will be void as of the date of the purported transfer (i.e., void ab initio), and the purported transferee will not be recognized as the owner of the shares purported to have been transferred, including for purposes of voting and receiving dividends or other distributions. The purported transferor will remain the owner of such transferred shares, and the purported transferee will be required to transfer the transferred shares, together with any dividends or distributions received by the purported transferee with respect to the transferred shares, to 4Licensing’s agent, who will attempt to sell such shares in arm’s-length transactions that do not violate the restrictions and then distribute the proceeds in a specified manner.

A legend referring to these restrictions will be placed on each certificate representing shares of Corporation Securities. In the case of uncertificated Corporation Securities, a notation referring to these restrictions will be made upon 4Licensing’s stock transfer records.

These restrictions will expire on the earliest of (i) the close of business on the date that is the third anniversary of December 21, 2012, subject to extension as noted below; (ii) the close of business on the date that 4Licensing’s board of directors determines in good faith that the transfer restrictions are not in the best interests of 4Licensing and its stockholders; (iii) the close of business on the day on which 4Licensing’s board of directors determines in good faith that no tax benefits may be carried forward, (iii) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended (without any successor or replacement provision or section thereto being enacted) or any successor or replacement statute attributable to the tax benefits; and (iv) such date as 4Licensing’s board of directors shall in good faith fix. The expiration date on the third anniversary of December 21, 2012 may be extended for one additional two-year term if 4Licensing’s board of directors determines in good faith that the extension of the restrictions is reasonably necessary in order to preserve the tax benefits and would be in the best interests of 4Licensing and its stockholders.

4Licensing’s Certificate of Incorporation prohibits 4Licensing from issuing any non-voting equity securities in violation of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”); provided, that, such prohibition (i) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such Section 1123(a)(6) of the Bankruptcy Code is in effect and (iii) may be amended or eliminated in accordance with applicable law.

The foregoing description of the Reincorporation, 4Licensing’s Certificate of Incorporation and By-Laws, and material modifications to rights of securities holders, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) 4Licensing’s Certificate of Incorporation, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference; (ii) the DE Certificate of Merger, a copy of which is filed herewith as Exhibit 3.2 and incorporated herein by reference; (iii) the NY Certificate of Merger, a copy of which is filed herewith as Exhibit 3.3 and incorporated herein by reference; and (iv) the By-Laws of 4Licensing, a copy of which is filed herewith as Exhibit 3.4 and incorporated herein by reference. A detailed description of the Reincorporation and the effects of the Reincorporation is set forth in the Debtors’ Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code attached as Exhibit 2.2 to our Current Report on Form 8-K filed on December 19, 2012 and in the Disclosure Statement With Respect To Debtors’ Proposed Amended Joint Plan Of Reorganization attached as Exhibit 99.2 to our Current Report on Form 8-K filed on December 4, 2012, which description is incorporated in its entirety herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 3.03 above, effective December 21, 2012, the Company changed its state of incorporation from New York to Delaware. As of that date, the rights of the Company’s stockholders are governed by the Delaware General Corporation Law (the “DGCL”), and by 4Licensing’s Certificate of Incorporation and By-Laws adopted by the board of directors of 4Licensing on December 20, 2012.

The By-Laws of 4Licensing provide procedures for stockholders to nominate persons for election or reelection as a director and to propose other business to be considered by the stockholders at an annual or special meeting of stockholders, the treatment of broker non-votes, determination of record dates in compliance with the DGCL, and indemnification of directors, officers, employees and agents to the fullest extent permitted by applicable law. The By-Laws of 4Licensing also include certain administrative and procedural modifications to the Company’s By-Laws in effect prior to the reincorporation.

This description of the amendments to the certificate of incorporation and bylaws of the Company is qualified in its entirety by reference to the full text of (i) 4Licensing’s Certificate of Incorporation, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference; (ii) the DE Certificate of Merger, a copy of which is filed herewith as Exhibit 3.2 and incorporated herein by reference; (iii) the NY Certificate of Merger, a copy of which is filed herewith as Exhibit 3.3 and incorporated herein by reference; and (iv) the By-Laws of 4Licensing, a copy of which is filed herewith as Exhibit 3.4 and incorporated herein by reference.

Item 8.01.	Other Event.

As previously disclosed, on December 13, 2012, the United States Bankruptcy Court for the Southern District of New York entered an order confirming the Debtors’ Amended Joint Plan of Reorganization Pursuant to the Bankruptcy Code (as may be amended from time to time, the “Plan”). The Plan became effective on December 21, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Incorporation of 4Licensing Corporation

3.2	Certificate of Ownership and Merger

3.3	Certificate of Merger

3.4	By-Laws of 4Licensing Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4Licensing Corporation

Date: December 28, 2012	By:	/s/ Bruce R. Foster
Bruce R. Foster
Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of 4Licensing Corporation
3.2	Certificate of Ownership and Merger
3.3	Certificate of Merger
3.4	By-Laws of 4Licensing Corporation